UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200	20-2777218

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On May 12, 2015, Duke Energy Corporation (“Duke Energy”) announced that Mr. Marc E. Manly, Executive Vice President and President, Commercial Portfolio, and Mr. B. Keith Trent, Executive Vice President — Grid Solutions and President, Midwest and Florida Regions, will leave Duke Energy, by June 30, 2015.  In connection with a recent divestiture and changes in responsibilities, the executives will be eligible to receive severance benefits under the Duke Energy Executive Severance Plan.  Both are also eligible for compensation and benefits accrued under Duke Energy’s applicable retirement and benefit plans.  Organizational changes related to the departures will be announced soon to assist with a smooth transition before June 30.

(e)                                  On May 7, 2015, the shareholders of Duke Energy, upon recommendation of our Board of Directors, approved the Duke Energy Corporation 2015 Long-Term Incentive Plan (the “Plan”).  A brief description of the Plan follows, but is subject to the full text of the Plan which is attached as Appendix C to our proxy statement dated March 26, 2015 and incorporated by reference to this Form 8-K.

The Plan authorizes the grant of equity-based compensation to our key employees and non-employee directors in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, stock retainers and dividend equivalents.  Duke Energy has reserved 10,000,000 shares of common stock for delivery under the Plan.

The Plan is administered by the Compensation Committee of the Board of Directors, which has authority to, among other things: construe and interpret the Plan, select participants and the types of awards to be granted, and establish the terms and conditions of awards.

The Compensation Committee may grant performance awards that are intended to qualify for the “performance-based compensation” exemption under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as well as performance awards that are not intended to so qualify. The performance criteria for a Section 162(m) qualified award, which may relate to Duke Energy, any subsidiary, any business unit or any participant, and may be measured on an absolute or relative to peer group or other market measure basis, shall be limited to: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; reliability; reportable environmental events, significant operational events, employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; operations and maintenance expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.  In the case of a performance award that is not intended to qualify for exemption under Section 162(m), the Compensation Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

The Plan will remain in effect until February 25, 2025, unless sooner terminated by the Board of Directors. Termination will not affect grants and awards then outstanding. The Plan replaces the Duke Energy Corporation 2010 Long-Term Incentive Plan and the Progress Energy, Inc. 2007 Equity Incentive Plan (the “Prior Plans”).  No further awards will be made under the Prior Plans; however, awards granted under the Prior Plans prior to shareholder approval of the Plan will remain outstanding in accordance with their terms.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)                                 The Corporation held its Annual Meeting on May 7, 2015.

(b)                                 At the Annual Meeting, shareholders voted on the following items:  (i) election of directors, (ii) ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent public accountant for 2015, (iii) an advisory vote to approve the Corporation’s named executive officer compensation, (iv) the approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan, (v) a shareholder proposal regarding limitation of accelerated executive pay, (vi) a shareholder proposal regarding political contribution disclosure, and (vii) a shareholder proposal regarding proxy access.  For more information on the proposals, see Duke Energy’s proxy statement dated March 26, 2015.  Set forth below are the final voting results for each of the proposals.

•                  Election of Director Nominees

Director	Votes For	Votes Against	Withhold	Broker Non-Votes	Percent Voted For
Michael G. Browning	424,745,581	0	11,714,727	159,021,889	97.31
Harris E. DeLoach, Jr.	427,576,422	0	8,883,886	159,021,889	97.96
Daniel R. DiMicco	427,804,126	0	8,656,182	159,021,889	98.01
John H. Forsgren	427,830,388	0	8,629,920	159,021,889	98.02
Lynn J. Good	427,265,511	0	9,194,797	159,021,889	97.89
Ann Maynard Gray	416,415,113	0	20,045,195	159,021,889	95.40
James H. Hance, Jr.	385,023,731	0	51,436,577	159,021,889	88.21
John T. Herron	428,147,417	0	8,312,891	159,021,889	98.09
James B. Hyler, Jr.	427,432,207	0	9,027,101	159,021,889	97.93
William E. Kennard	424,104,296	0	12,356,012	159,021,889	97.16
E. Marie McKee	421,498,247	0	14,962,061	159,021,889	96.57
Richard A. Meserve	427,561,675	0	8,898,633	159,021,889	97.96
James T. Rhodes	426,664,961	0	9,795,347	159,021,889	97.75
Carlos A. Saladrigas	421,544,824	0	14,915,484	159,021,889	96.58

•                  Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountant for 2015

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
581,157,816	11,258,372	3,066,009	0	97.59

•                  Advisory vote to approve Duke Energy Corporation’s named executive officer compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
353,567,865	77,385,510	5,506,933	159,021,889	81.00

•                  Approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent of Outstanding Shares Voted For
406,004,445	25,513,233	4,942,630	159,021,889	93.02

•                  Shareholder proposal regarding limitation of accelerated executive pay

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
127,045,335	303,653,931	5,761,042	159,021,889	29.10

•                  Shareholder proposal regarding political contribution disclosure

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
101,557,180	272,410,978	62,492,150	159,021,889	23.26

•                  Shareholder proposal regarding proxy access

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
269,370,537	160,063,056	7,026,715	159,021,889	61.71

(c)                                  Not applicable.

(d)                                 Not applicable.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Form of Restricted Stock Unit Award Agreement

10.2                        Form of Performance Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 12, 2015	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Restricted Stock Unit Award Agreement

10.2	Form of Performance Award Agreement